UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
March 10, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 10, 2011, Local.com Corporation (the “Registrant”) entered into a Promissory Note (the “Note”) with DigitalPost Interactive, Inc., a Nevada corporation (“DGLP”), pursuant to which the Registrant loaned $100,000.00 to DGLP and DGLP promised to repay such amount to Registrant in four equal monthly payments of $25,000 plus accrued interested beginning June 15, 2011 and continuing until September 15, 2011. The amount owed under the Note accrues interest at 10% per annum, except that no interest will be payable if DGLP and Registrant complete no later than April 30, 2011 the acquisition of assets of DGLP’s wholly owned subsidiary, Rovion, Inc., a Delaware corporation (“Rovion”) in accordance with that certain Asset Purchase Agreement (the “Agreement”) dated February 11, 2011 by and among Registrant, DGLP, and Rovion, as previously disclosed by Registrant on its Form 8-K dated February 16, 2011. The Note will become immediately due and payable by DGLP to Registrant if there is an Event of Default, as defined in the Note, or upon consummation of the transactions contemplated by the Agreement, subject in the latter case to Registrant’s discretion as to when payment will then become payable. The Registrant has agreed that following a consummation of the transactions contemplated by the Agreement, that the Note will be payable no earlier than the payment of the second or later earnout payment, if any, as set forth in the Agreement.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Promissory Note by and between the Registrant and DigitalPost Interactive, Inc., dated March 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: March 15, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Promissory Note by and between the Registrant and DigitalPost Interactive, Inc., dated March 10, 2011.